UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 3, 2025
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed by the Company in its filings with the SEC, pursuant to the terms of the Senior Secured Term Loan Agreement, dated as of January 30, 2024 (as amended, restated, amended and restated, restructured, supplemented, waived and/or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto (the “Lenders”) and ATW Special Situations Management LLC, as collateral agent (in such capacity, the “Collateral Agent”), the Lenders agreed to make Loans to the Company which Loans are convertible, in whole or in part, into shares of Common Stock of the Company at an initial Conversion Price of $0.4582 subject to adjustment from time to time as provided in the Term Loan Agreement (including the reverse stock split of the Company). Pursuant to Section 5(d) of the Loan Agreement, the Company may, with the prior written consent of the Required Lenders (ATW, or if ATW does not hold any Loans, lenders holding at least 50.1% of the outstanding principal Loan balance), and subject to Nasdaq rules, voluntarily reduce the then current conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company. The conversion of the Loans is subject to the Lender’s beneficial ownership limitation of 4.99% of outstanding shares (except one Lender).

On January 3, 2025, the Company reduced the conversion price of the Loans to $1.59 (after giving effect to the Company's reverse stock split), which was the closing price of the Company's common stock on January 2, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2025	Nauticus Robotics, Inc.

	By:	/s/ John Symington
		Name:	John Symington
		Title:	General Counsel